Philip Magri, Esq.

January 11 , 2016

Helpful Alliance Company

700 West Hillsboro Blvd., Suite 1-100

Deerfield Beach, FL 33441

Re:	Registration Statement on Form S-1 (File No. 333-205358)

Ladies and Gentlemen:

We have acted as counsel to Helpful Alliance Company, a Florida corporation (the “Registrant”), in connection with a registration statement on Form S-1 (File No. 333-205358), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of an aggregate of 15,025,658 shares (the “Shares”), of common stock, par value $0.001 per share (“Common Stock”), of the Registrant, of which (i) 14,500,000 Shares (the “Primary Shares”) will be issued and sold by the Registrant and (ii) 525,658 Shares (the “Secondary Shares”) will be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Primary Shares are to be sold by the officers and directors of the Registrant on a “best efforts” basis pursuant to a Subscription Agreement (the “Subscription Agreement”) to be entered in by and among the Registrant and the purchasers of the Primary Shares, the form of which has been filed as an exhibit to the Registration Statement.

In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	Executed copies of the Registration Statement as filed with the Commission;

2.	Executed copies of the agreements pursuant to which the Selling Stockholders received their Secondary Shares;

3.	A copy of the Articles of Incorporation, as amended, of the Registrant, filed with the Secretary of State of the State of Florida;

4.	A copy of the Bylaws as amended, of the Registrant, as currently in effect;

5.	Certain resolutions of the Board of Directors of the Registrant relating to, among other things, (i) the authorization and issuance of the Secondary Shares; (ii) the sale and issuance of the Primary Shares pursuant to the Registration Statement and (iii) the registration of the Shares under the Securities Act pursuant to the Registration Statement;

6.	A certificate of even date herewith from a duly authorized Officer of the Registrant as to certain matters; and

7.	Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinions set forth below, we have assumed that the Registrant has received or will receive, as of the time of issuance, the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Registrant authorizing the issuance and sale of the Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant.

Based upon and subject to the foregoing, we are of the opinion that:

1.	When the Primary Shares are sold, issued and paid for in accordance with the terms and conditions of the Subscription Agreement, such Primary Shares will be duly authorized, validly issued, fully paid and nonassessable; and

2.	The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

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This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. It expresses our opinion with respect to the Florida Business Corporation Act (without regard to the principles of conflicts of laws thereof) governing matters such as the authorization and issuance of stock as such laws are in effect as of the date hereof, as well as the pertinent provisions of the Florida Constitution and reported judicial decisions interpreting such laws related to the matters set forth herein as in effect as of the date hereof. We assume no obligation to update the opinions set forth herein. This opinion does not extend to the securities or “blue sky” laws of Florida or any other state, to federal securities laws or to other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

MAGRI LAW, LLC

By:	/s/ Philip Magri
Name:	Philip Magri, Esq.
Title:	Managing Member

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